Exhibit 99.1
        News Release

Contacts:

Mark Kratz	Sara Banda
Investor Relations	Corporate Media Relations
InvestorRelations@L3harris.com	Sara.Banda@L3Harris.com
321-724-3170	321-306-8927

L3Harris Releases Third Quarter 2023 Results

MELBOURNE, Fla. October 26, 2023 — L3Harris Technologies (NYSE:LHX) announced its third quarter fiscal year 2023 results in an Investor Letter posted to the Investor Relations section of the company’s website.
Christopher E. Kubasik, Chair and CEO, and Michelle Turner, Chief Financial Officer, will host an approximately 45-minute call on Friday, October 27, 2023 at 8:30 a.m. ET, focused on questions and answers. To access the teleconference, participants in the U.S. may call 877-407-6184, while international participants may call +1 201-389-0877. All callers will be directed to an operator. Please connect to the teleconference at least 10 minutes before the scheduled start time. Participants can also listen via webcast at L3Harris.com.
A recording of the call will be available on L3Harris.com on October 27, 2023, at approximately 12 p.m. ET.
About L3Harris Technologies
L3Harris Technologies is a trusted disruptor for the global aerospace and defense industry. With customers’ mission-critical needs always in mind, our 50,000 employees deliver end-to-end technology solutions connecting the space, air, land, sea and cyber domains.
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